ESCROW AGREEMENT

     THIS ESCROW AGREEMENT dated the 31st day of May, 1996 (the "Escrow Agreement"), is among Raymond J. Rockwell, Jr., Mary D. Mahler, Lewis R. Sheldon, Barbara S. Lamade, Frederic S. Hering, Stephen R. Leavy, Geoffrey
D. Fuller, Robert M. Mallard, Gary M. Poquette, Barry L. Batchelor, Patrick
W. Brawley, Kenneth A. Randell, and David A. Helgerson, Dennis F. Breen, F. Patrick Dougherty, Eugene R. Miller, Jr., Brian R. Hill, and Peter B. Zahn ("Series A Shareholders"); and Simon Glatz, Simon Glatz as Trustee of the Second Amended & Restated Simon Glatz Revocable Trust, John T. Drewry, Otto
P. Jons, Rifka Glatz and Irving P. Cohen as Trustees of the Corey T. Glatz Generation Skipping Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Corey T. Glatz Residuary Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Terrance A. Glatz Generation Skipping Trust, Rifka Glatz and Irving P. Cohen as Trustees of the Terrance A. Glatz Residuary Trust ("Series B Shareholders") (collectively, the Series A Shareholders and the Series B Shareholders shall be referred to as the "Sellers"); Nichols Research Corporation, a Delaware corporation ("Buyer"); Advanced Marine Enterprises, Inc., a Virginia corporation ("AME"); and SouthTrust Bank of Alabama, N.A. (the "Escrow Agent").

                         W I T N E S E T H

     Pursuant to that certain Stock Purchase Agreement dated May 31, 1996, (the "Purchase Agreement"), Buyer has acquired the outstanding capital stock of AME. Capitalized terms used herein unless otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement. Pursuant to Section 9 of the Purchase Agreement, the Sellers have agreed to indemnify Buyer and AME and have agreed that the funds deposited pursuant to this Escrow Agreement shall secure the indemnification obligations and also secure the obligation to return part of the Purchase Price if required by Section 1.7 of the Purchase Agreement.

     Therefore, pursuant to the Purchase Agreement and in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

     SECTION 1. On even date herewith and upon the Closing of the Purchase Agreement, Sellers have caused to be deposited with the Escrow Agent the sum of Two Million Seven Hundred Thousand ($2,700,000) (the "Escrow Money"). The Escrow Money shall be held by the Escrow Agent hereunder as partial security for the performance by Sellers of their indemnification obligations set forth in Section 9.2 of the Purchase Agreement and/or to pay Buyer all or any part of any Purchase Price reduction as provided in Section 1.7 of the Purchase Agreement, subject to the terms and conditions hereof.

     SECTION 2. In the event the Purchase Price shall be decreased under the provisions of Section 1.7, the amount of such decrease shall be paid by the Escrow Agent to the Buyer out of the Escrow Money and any interest, dividends and investment results thereon, provided, however, that if payment by the Escrow Agent to Buyer would reduce the amount of the Escrow Money held under this Escrow Agreement to the greater of $2,350,000 or the value of all Claims (as herein defined) filed against the Escrow Money by Buyer or AME, then the Escrow Agent shall distribute to Buyer an amount of the Escrow Money, together with interest, dividends and investment results thereon, as shall not reduce the Escrow Money below the greater of such amounts. If the entire amount of the decreased Purchase Price is not paid by the Escrow Agent to the Buyer out of the Escrow Money, the remaining decreased Purchase Price shall be paid by the Sellers to Buyer in proportion to each Seller's share of the Purchase Price allocated under SCHEDULE 1.3 of the Purchase Agreement. The Escrow Agent shall disburse any decreased Purchase Price under this Section and Section 1.7 of the Purchase Agreement to Buyer either (i) upon the joint written instructions of Buyer and Sellers or (ii) written instructions of Buyer which shall have appended a copy of a letter or other written memorandum from the Buyer, or in the event of a dispute in regard thereto, a written memorandum from Coopers & Lybrand, L.L.P., in the event of a dispute, stating that there has been a Purchase Price reduction under the provisions of Section 1.7 of the Purchase Agreement and the amount of such Purchase Price reduction. Sellers shall not be entitled to file any documents or take any other action which would prevent the Escrow Agent from paying any decreased Purchase Price to Buyer pursuant to the written instructions of Buyer (or Coopers & Lybrand, L.L.P., in the event of a dispute). Any remaining portion of the Escrow Money after any distribution thereof to the Buyer as a result of the decreased Purchase Price shall continue to be held under the provisions of this Escrow Agreement and distributed in accordance with the other provisions of this Escrow Agreement.

     SECTION 3. The Escrow Money and any interest, dividends and investment results thereon shall be held by the Escrow Agent for the account of the Sellers, subject to written instruction signed jointly by the Buyer and Sellers or as otherwise provided herein.

     SECTION 4. (a) At anytime on or prior to the Escrow Termination Date, as hereafter defined, with respect to the Escrow Money, Buyer or AME may give written notice (the "Initial Notice") to Sellers and the Escrow Agent of a claim (a "Claim") for indemnification resulting from any Damages (as defined in the Purchase Agreement) suffered, sustained or incurred by Buyer or AME or that may reasonably be expected to be suffered by Buyer or AME as a result of any matters made the subject of Section 9.2 of the Purchase Agreement or otherwise arising out of the transactions contemplated by and made the subject of the Purchase Agreement. If the Sellers dispute such Claim, the Sellers shall send written notice to Buyer and the Escrow Agent that such Claim is disputed within ten (10) days after Sellers are deemed to have received the Initial Notice (a "Counter Notice"). Thereafter, except as provided in the next sentence, the Escrow Agent shall not deliver any of the Escrow Money or interest, dividends or investment results thereon made the subject of the Claim to the Buyer, AME or Sellers except upon joint written instructions of the Buyer, AME and Sellers. As an alternative to joint written instructions, Buyer, AME or Sellers may give a notice (a "Claim Notice") to the other party and the Escrow Agent to the effect that a Claim on all or part of the Escrow Money (and accrued interest, dividends and investment results) has been resolved, which notice shall set forth the amount of the Claim to be delivered to Buyer, AME or Sellers, if any, and shall have appended a copy of a judicial order, judgment or decree which evidences a resolution of the Claim, including a certification that neither party has filed an appeal or that any appeal which has been filed has been finally resolved.

                    (b) Upon receipt of the Claim Notice with all necessary attachments, or upon receipt of joint written instructions, the Escrow Agent shall promptly deliver to Buyer, AME or Sellers the amount due either as set forth in the Claim Notice, if any, or the amounts set forth in the joint written instructions.

                    (c) Buyer or AME may file Claims on both the Escrow Money and any interest, dividends or investment results thereon, less disbursement made of net income under Section 5 hereof. If a Claim on less than all of the Escrow Money and any interest, dividends and investment results thereon is filed and all or any part of such Claim is ultimately paid to Buyer or AME, then, in addition to the amount of the Claim required to be paid to Buyer or AME as a result of joint written instructions or a Claim Notice, the Escrow Agent shall pay to Buyer, out of any remaining Escrow Money and any interest, dividends and investment results thereon, an amount of interest, dividends and investment results equal to the interest, dividends and investment results allocable to the amount of the Claim actually paid to the Buyer or AME from the date of the Initial Notice until the date all or any part of the Claim is paid to Buyer, less disbursements made of net income under Section 5 hereof.

                    (d) With respect to all amounts held in the Escrow Account (and the income earned thereon), the Escrow Termination Date shall be the earlier of:

     (i)  May 31, 1998, or

     (ii) the date the Escrow Agent no longer holds any funds.

On the Escrow Termination Date, the Escrow Agent shall deliver any remaining Escrow Money, including any accrued interest, dividends and investment results thereon, less disbursements of net income made under
Section 5 hereof, to the Representative, unless an Initial Notice, Claim, or Claim Notice is pending, in any of which cases the amount claimed, together with interest, dividends and investment results on the amount claimed from the date of the Initial Notice to the Escrow Termination Date, shall be retained by the Escrow Agent until a resolution of such pending Claims. Upon final resolution of the pending Claims and disbursements of the amounts retained by the Escrow Agent in accordance with Claim Notices or joint written instructions, this Escrow Agreement shall terminate. All funds distributed by Escrow Agent to Sellers hereunder shall be distributed to the Representative for the benefit of the Sellers. It shall be the responsibility of the Representative to distribute to each Seller his portion of the funds distributed from the Escrow Account in accordance with the Purchase Price allocation in SCHEDULE 1.3 of the Purchase Agreement.

                    (e)  The  Representative  of the Sellers  appointed  in
Section 24 of the Purchase Agreement is authorized (i) to take all actions permitted hereunder by the Sellers, including joint instructions, Counter Notices, and Claim Notices on behalf of the Sellers, (ii) to agree to, dispute or settle and compromise any Claim, Counter Notice and Claim Notice given hereunder for and on behalf of the Sellers, (iii) to receive and respond to any notice or other communication given to the Sellers hereunder and (iv) to receive all payments on behalf of the Sellers pursuant to this Escrow Agreement. The Escrow Agent, Buyer and AME shall be fully protected in dealing exclusively with the Representative as the authorized agent of the Sellers and the Sellers shall indemnify and hold harmless the Escrow Agent, Buyer and AME from any liability arising out of or in connection with the authorization herein granted the Representative to act for and on behalf of the Sellers.

     SECTION 5. The Escrow Agent shall reinvest any interest, dividends and investment results earned on the Escrow Money. For tax purposes, interest, dividends and investment results earned on the Escrow Money shall be taxed to the Sellers in proportion to their share of the Purchase Price as shown on SCHEDULE 1.3 of the Purchase Agreement, except only so much of same that is actually distributed to Buyer during any tax period. The Sellers shall furnish the Escrow Agent with their taxpayer identification numbers simultaneously upon execution of this Escrow Agreement and a statement from the Sellers that they are not subject to backup withholding. The Escrow Agent shall disburse to the Representative for distribution to the Sellers, in accordance with SCHEDULE 1.3 of the Purchase Agreement, thirty percent (30%) of the net income earned during each calendar year within thirty (30) days after the end of such year.

     SECTION 6. All notices and other communications under this Escrow Agreement shall (a) be in writing (which shall include communications by facsimile), (b) be (i) sent by registered mail or certified mail, postage prepaid, return receipt requested or by facsimile, or (ii) delivered by hand, (c) be given at the following respective addresses and facsimile numbers and to the attention of the following persons:

               (i)  If to Sellers, to:

                    John T. Drewry
                    110 Commonage Drive
                    Great Falls, Virginia  22066
                    Telephone No.:  (703)759-5829
                    Facsimile No.:  (703)413-9220

                    (with a copy to:)

                    David H. Pankey, Esq.
                    McGuire Woods Battles & Boothe
                    627 Eye Street, N.W.
                    Washington, D.C.  20006
                    Telephone:  (202)857-1700
                    Facsimile:  (202)857-1737

               (ii) If to Buyer, to:

                    Nichols Research Corporation
                    4040 Memorial Parkway, South
                    Huntsville, Alabama  35802-1326
                    Attention:  Chief Executive Officer
                    Telephone:  (205)883-1140
                    Facsimile:  (205)880-0367

                    (with a copy to:)

                    Lanier Ford Shaver & Payne P.C.
                    200 West Court Square, Suite 5000
                    P.O. Box 2087
                    Huntsville, Alabama  35804
                    Attention:  John R. Wynn, Esq.
                    Telephone:  (205)535-1100
                    Facsimile:  (205)533-9322

              (iii) If to the Escrow Agent, to:

                    SouthTrust Bank of Alabama, N.A.
                    P.O. Box 267
                    Huntsville, Alabama  35804
                    Attention:  Richard George
                    Telephone:  (205)551-4126
                    Facsimile:  (205)551-4038

or at such other address or facsimile number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address," and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third day after such communication is deposited in the mail, addressed as above provided, (ii) if given by facsimile, when such communication is transmitted to the appropriate number determined as above provided in this Section 6 and the appropriate acknowledgement is received and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address or facsimile number shall not be deemed furnished until received.

     SECTION 7. (a) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.

                    (b)  The  Escrow  Agent  may act in reliance  upon  any
instrument or signature believed to be genuine and may assume that any person purporting to give any writing, Initial Notice, Counter-Notice, Claim Notice, Claim, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                    (c) The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any acts or omissions unless caused by its negligence or willful misconduct.

                    (d) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

                    (e) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or document, or instrument or property held or delivered to it.

                    (f) Buyer and Sellers agree that they shall be equally responsible for the payment of all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of such duties hereunder, including reasonable fees, expenses and disbursements of its counsel. The Sellers' share of any such fees and expenses of the Escrow Agent may be withheld and paid from the Escrow Money. The immediately preceding sentence survives, despite any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

                    (g) The Escrow Agent does not have and will not have any interest in any of the Escrow Money deposited or held hereunder but is serving only as escrow holder and having only possession thereof.

                    (h) All Escrow Money received by the Escrow Agent shall be invested and reinvested by the Escrow Agent in one year treasury notes which may be purchased through SouthTrust Securities, Inc., except the Escrow Agent may hold a sufficient amount in a money market fund (which may include a money market fund of the Escrow Agent or its affiliate) to meet anticipated distributions.

                    (i) In the event the Escrow Agent before the termination of the escrow created by this Escrow Agreement receives or becomes aware of conflicting demands or claims with respect to this escrow or the rights of any of the parties hereto, or any funds, securities, property or documents deposited herein or affected hereby, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction. The Escrow Agent shall have the further right but not the obligation to commence or defend any action or proceedings for the determination of such conflict including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Escrow Agent. In the event the Escrow Agent files a suit in interpleader, and delivers to the court all funds, securities, property or documents then in deposit hereunder, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Escrow Agreement. Buyer and Sellers agree that they shall be equally responsible for the payment of all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the Escrow Agent in connection with or arising out of its escrow (except those caused by Escrow Agent's own negligence or willful misconduct). However, as between the Buyer and the Sellers, the nonprevailing party with respect to a Claim shall be required to pay the costs and expenses of the prevailing party including the prevailing party's share of all of the costs, damages and expenses of the Escrow Agent, if any.

                    (j) The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith; nor shall the Escrow Agent be liable if, in the event of any dispute or question as to its duties or obligations hereunder, it acts in accordance with written opinion of its legal counsel, which may include attorneys who are members of or who are employed by the Escrow Agent. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting.

     SECTION 8. (a) This Escrow Agreement and the Purchase Agreement constitute the entire understanding among the parties in connection with the subject matter hereof, and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

                    (b) This Escrow Agreement shall be governed by, and construed in accordance with, the internal substantive laws and not the choice of laws rules of the State of Alabama.

                    (c) This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns.

                    (d) This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Escrow Agreement and all of which taken together shall constitute one and the same instrument.

                     (e) If one or more provisions of this Escrow Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Escrow Agreement and the balance of this Escrow Agreement shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement the day and year first above written.

                             NICHOLS RESEARCH CORPORATION, a
                             Delaware corporation

                                   Chris H. Horgen
                             By:_____________________________
                                  Chris H. Horgen
                                  Its Chief Executive Officer

                                        "Buyer"

                             ADVANCED MARINE ENTERPRISES, INC., a
                             Virginia corporation

                                   John T. Drewry
                             By:_____________________________
                                  John T. Drewry
                                  Its President

                                        "AME"

                             SOUTHTRUST BANK OF ALABAMA, N.A.

                                   Glenda Thompson
                             By: ____________________________
                                 Its Trust Officer

                                        "Escrow Agent"

                             SERIES A SHAREHOLDERS:

                             Raymond J. Rockwell, Jr.

                                   Patrick Brawley
                             By:_____________________________
                                 Patrick Brawley, Attorney-
                                 In-Fact

                                   Mary D. Mahler
                              ________________________________
                              Mary D. Mahler

                                   Lewis R. Sheldon
                              ________________________________
                              Lewis R. Sheldon

                                   Barbara S. Lamade
                              ________________________________
                              Barbara S. Lamade

                                   David A. Helgerson
                              ________________________________
                              David A. Helgerson

                                   Barry L. Batchelor
                              ________________________________
                              Barry L. Batchelor

                                   Patrick W. Brawley
                              ________________________________
                              Patrick W. Brawley

                                   Stephen R. Leavy
                              ________________________________
                              Stephen R. Leavy

                                   Frederic S. Hering
                              ________________________________
                              Frederic S. Hering

                                   Kenneth A. Randell
                              ________________________________
                              Kenneth A. Randell

                              Robert M. Mallard

                                   Stephen R. Leavy
                              By:_____________________________
                                 Stephen R. Leavy, Attorney-
                                 In-Fact

                                   Gary M. Poquette
                               ________________________________
                               Gary M. Poquette

                               Geoffrey D. Fuller

                                   Lewis R. Sheldon
                               By:______________________________
                                  Lewis R. Sheldon, Attorney-
                                  In-Fact

                                   Dennis F. Breen
                               ________________________________
                               Dennis F. Breen

                                   F. Patrick Dougherty
                               ________________________________
                               F. Patrick Dougherty

                                   Eugene R. Miller, Jr.
                               ________________________________
                               Eugene R. Miller, Jr.

                                   Brian R. Hill
                               ________________________________
                               Brian R. Hill

                                   Peter B. Zahn
                               ________________________________
                               Peter B. Zahn

                               SERIES B SHAREHOLDERS:

                                   Simon Glatz
                               ________________________________
                               Simon Glatz


                                   Simon Glatz
                               ________________________________
                               Simon Glatz as Trustee
                               of the Second Amended & Restated
                               Simon Glatz Revocable Trust

                                   John T. Drewry
                               ________________________________
                               John T. Drewry

                                   Otto P. Jons
                               ________________________________
                               Otto P. Jons

                                   Rifka Glatz
                               ________________________________
                               Rifka Glatz as Trustee of the
                               Corey T. Glatz
                               Generation Skipping Trust

                                   Irving P. Cohen
                               ________________________________
                               Irving P. Cohen as Trustee
                               of the Corey T. Glatz
                               Generation Skipping Trust

                                   Rifka Glatz
                               ________________________________
                               Rifka Glatz as Trustee
                               of the Corey T. Glatz
                               Residuary Trust

                                   Irving P. Cohen
                               ________________________________
                               Irving P. Cohen as Trustee
                               of the Corey T. Glatz
                               Residuary Trust

                                   Rifka Glatz
                               ________________________________
                               Rifka Glatz as Trustee
                               of the Terrance A. Glatz
                               Generation Skipping Trust

                                   Irving P. Cohen
                               ________________________________
                               Irving P. Cohen as Trustee
                               of the Terrance A. Glatz
                               Generation Skipping Trust

                                   Rifka Glatz
                               ________________________________
                               Rifka Glatz as Trustee
                               of the Terrance A. Glatz
                               Residuary Trust

                                   Irving P. Cohen
                               ________________________________
                               Irving P. Cohen as Trustee
                               of the Terrance A. Glatz
                               Residuary Trust

                                        "Sellers"


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